UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

April 28, 2021

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Exchange of which registered
Common stock, par value $0.00001 per share	ENVA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)Dismissal of Previous Independent Registered Public Accounting Firm.

On April 28, 2021, Enova International, Inc. (the “Company”) notified PricewaterhouseCoopers LLP (“PwC”) that it was being dismissed as the Company’s independent registered public accounting firm effective upon the completion of its review procedures performed in conjunction with the filing of the Company’s Form 10-Q for the three-month period ended March 31, 2021. The decision to dismiss PwC as the Company’s independent registered public accounting firm was at the direction of and approved by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company after a competitive proposal process.

PwC’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2020 and the subsequent interim period through April 28, 2021, there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company provided PwC with the disclosures under this Item 4.01 and requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree. PwC’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)Appointment of New Independent Registered Public Accounting Firm.

On April 27, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2021 effective immediately following the filing of the Company’s Form 10-Q for the three-month period ended March 31, 2021, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter. The Company notified Deloitte on April 28, 2021 that it would be engaged as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through April 28, 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 8.01 OTHER EVENTS

As a result of the matters described under Item 4.01 above, the Board of Directors of the Company has determined to postpone the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), which was originally scheduled for May 11, 2021, to a date as yet to be determined by the Board of Directors in order to give its stockholders the opportunity to vote on a proposal to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board of Directors will establish a new record date for the Annual Meeting and based on this record date the Company will deliver a notice of the new Annual Meeting date to stockholders entitled to receive notice of the Annual Meeting.

On May 3, 2021, the Company issued a press release to announce the postponement of its annual shareholder meeting.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers LLP dated May 3, 2021 to the SEC regarding statements included in this Form 8‑K.
99.1	Enova International, Inc. press release dated May 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: May 3, 2021	By:	/s/ Sean Rahilly
Sean Rahilly
General Counsel & Secretary